UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

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LUBY’S, INC.
(Name of Registrant as Specified in Its Charter)

STARBOARD VALUE AND OPPORTUNITY MASTER FUND LTD.
PARCHE, LLC
RCG ENTERPRISE, LTD
RCG STARBOARD ADVISORS, LLC
RAMIUS CAPITAL GROUP, L.L.C.
C4S & CO., L.L.C.
PETER A. COHEN
MORGAN B. STARK
JEFFREY M. SOLOMON
THOMAS W. STRAUSS
STEPHEN FARRAR
WILLIAM J. FOX
BRION G. GRUBE
MATTHEW Q. PANNEK
JEFFREY C. SMITH
GAVIN MOLINELLI

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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On November 30, 2007, Starboard Value and Opportunity Master Fund Ltd. (“Starboard”), an affiliate of Ramius Capital Group, L.L.C. (“Ramius Capital”), together with the other participants named herein, made a definitive filing with the Securities and Exchange Commission (“SEC”) of a proxy statement and an accompanying GOLD proxy card to be used to solicit votes for the election of its nominees at the 2008 annual meeting of shareholders of Luby’s, Inc., a Delaware corporation (the “Company”).

Item 1:  On January 9, 2008, Starboard issued the following press release:

ISS GOVERNANCE SERVICES RECOGNIZES SIGNIFICANT ISSUES AT LUBY’S AND SUPPORTS CHANGE TO THE BOARD OF DIRECTORS

Cites Concern Over The Board’s Decision To Approve Transactions With The Pappases and Its Inability to Separate The Pappases’ Interests From The Interests of Luby’s

Supports the Election of Ramius’ Independent Director Nominees Who Have “More Relevant Industry and Public Board Experience” and “Could Provide the Necessary Management Oversight as Luby's Implements its Strategic Growth Plan.”

Ramius Urges Shareholders to Vote the GOLD Proxy Card ‘FOR’ Stephen Farrar, William J. Fox, Brion Grube, and Matthew Pannek.

NEW YORK – January 9, 2008 – Starboard Value and Opportunity Master Fund Ltd., an affiliate of RCG Starboard Advisors, LLC and Ramius Capital Group, L.L.C. (collectively, "Ramius"), today announced that ISS Governance Services (“ISS”), a leading independent proxy voting advisory and corporate governance services firm used by over 1,700 financial institutions worldwide representing approximately $25.5 trillion in equity assets under management, has recommended that shareholders of Luby’s Inc. ("Luby’s" or the "Company") (NYSE: LUB) vote on Ramius' GOLD proxy card to elect William Fox, Brion Grube, and Matthew Pannek to the Board of Directors of Luby’s at its 2008 Annual Meeting of Shareholders, which is scheduled for January 15, 2008. ISS joins Glass Lewis & Co. and PROXY Governance INC. in recommending that shareholders vote on Ramius’ GOLD proxy card.

Ramius Partner Jeffrey C. Smith said: “We are very pleased that ISS, a leading independent proxy firm, has recognized the significant issues that have adversely affected shareholder value at Luby’s and supports change on the board of directors.  The ringing third-party endorsements of our nominees and their qualifications demonstrate that management's personal attacks on them are without merit and solely due to defensive posturing.”

Mr. Smith added, “We believe it is critical that shareholders vote for all of Ramius’ independent and highly qualified nominees – Stephen Farrar, William Fox, Brion Grube and Matthew Pannek – to ensure that they have a real voice on the Board and that Luby’s is run in the best interest of all shareholders.”

In its analysis, ISS noted:

“A comparative analysis of the dissident and management slates indicate that the former has more relevant restaurant experience.”

“In contrast to the dissident slate, three of the four management nominees have no public board experience outside of Luby’s, namely, Arthur Emerson, Gasper Mir, and Frank Markantonis.”

“…we believe that the incumbent board may have failed to provide the necessary management oversight considering it approved certain transactions favorable to the Pappases.”

“Likewise, these transactions also call into question the board’s ability to effectively deal with the various roles the Pappases play in Luby’s, including management, significant stockholders, and creditors.”

“We also note that the incumbent board has a history of ignoring shareholder calls to declassify the board.”

“Meanwhile, Luby’s financial performance has begun to slip with same store sales declining in the last three quarters of fiscal 2007 and negative 3.4 percent for the first quarter of 2008, the second largest negative growth posted in its peer group.”

“As such, we believe that the dissident nominees, with more relevant industry and public board experience could provide the necessary management oversight as Luby’s implements its strategic growth plan.”

Ramius strongly encourages Luby’s shareholders to sign, date, and return the GOLD proxy card and vote ‘FOR’ Stephen Farrar, ‘FOR’ William Fox, ‘FOR’ Brion Grube, and ‘FOR’ Matthew Pannek.

Shareholders who have questions, or need assistance in voting their shares, should call Ramius' proxy solicitors, Innisfree M&A Incorporated, Toll-Free at 877-800-5185 or collect at 212-750-5833.  For more information on how to vote, as well as other proxy materials, please visit www.shareholdersforlubys.com

About Ramius Capital Group, L.L.C.

Ramius Capital Group is a registered investment advisor that manages assets of approximately $9.6 billion in a variety of alternative investment strategies. Ramius Capital Group is headquartered in New York with offices located in London, Tokyo, Hong Kong, Munich, and Vienna.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS
On November 30, 2007, Starboard Value and Opportunity Master Fund Ltd., an affiliate of Ramius Capital Group, L.L.C. (“Ramius Capital”), together with the other participants named herein, made a definitive filing with the Securities and Exchange Commission (“SEC”) of a proxy statement and an accompanying GOLD proxy card to be used to solicit votes for the election of its nominees at the 2008 annual meeting of shareholders of Luby’s, Inc., a Delaware corporation (the “Company”).

RAMIUS CAPITAL ADVISES ALL SHAREHOLDERS OF THE COMPANY TO READ THE DEFINITIVE PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION.  THE DEFINITIVE PROXY STATEMENT IS AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV.  IN ADDITION, THE PARTICIPANTS IN THE PROXY SOLICITATION WILL PROVIDE COPIES OF THE DEFINITIVE PROXY STATEMENT WITHOUT CHARGE UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS' PROXY SOLICITOR, INNISFREE M&A INCORPORATED, AT ITS TOLL-FREE NUMBER:  (877) 800-5185.

The participants in the proxy solicitation are Starboard Value and Opportunity Master Fund Ltd., a Cayman Islands exempted company  (“Starboard”), Parche, LLC, a Delaware limited liability company (“Parche”), RCG Enterprise, Ltd, a Cayman Islands exempted company (“RCG Enterprise”), RCG Starboard Advisors, LLC, a Delaware limited liability company (“RCG Starboard”), Ramius Capital Group, L.L.C., a Delaware limited liability company (“Ramius Capital”), C4S & Co., L.L.C., a Delaware limited liability company (“C4S”), Peter A. Cohen, Morgan B. Stark, Thomas W. Strauss, Jeffrey M. Solomon, Stephen Farrar, William J. Fox, Brion G. Grube, Matthew Q. Pannek, Jeffrey C. Smith and Gavin Molinelli  (the “Participants”).

As of January 8, 2008, Starboard beneficially owned 1,778,616 shares of Common Stock of the Company and Parche beneficially owned 338,784 shares of Common Stock of the Company. As the sole non-managing member of Parche and owner of all economic interests therein, RCG Enterprise is deemed to beneficially own the 338,784 shares of Common Stock of the Company owned by Parche. As the investment manager of Starboard and the managing member of Parche, RCG Starboard Advisors is deemed to beneficially own the 1,778,616 shares of Common Stock of the Company owned by Starboard and the 338,784 shares of Common Stock of the Company owned by Parche. As the sole member of RCG Starboard Advisors, Ramius Capital is deemed to beneficially own the 1,778,616 shares of Common Stock of the Company owned by Starboard and the 338,784 shares of Common Stock of the Company owned by Parche. As the managing member of Ramius Capital, C4S is deemed to beneficially own the 1,778,616 shares of Common Stock of the Company owned by Starboard and the 338,784 shares of Common Stock of the Company owned by Parche. As the managing members of C4S, each of Mr. Cohen, Mr. Stark, Mr. Strauss and Mr. Solomon is deemed to beneficially own the 1,778,616 shares of Common Stock of the Company owned by Starboard and the 338,784 shares of Common Stock of the Company owned by Parche.

Messrs. Cohen, Stark, Strauss and Solomon disclaim beneficial ownership of such shares of Common Stock of the Company except to the extent of their pecuniary interest therein. As members of a “group” for the purposes of Rule 13d-5(b)(1) of the Securities Exchange Act of 1934, as amended, Messrs. Farrar, Fox, Grube, Pannek, Smith and Molinelli are deemed to beneficially own the 1,778,616 shares of Common Stock of the Company owned by Starboard and the 338,784 shares of Common Stock of the Company owned by Parche. Messrs. Farrar, Fox, Grube, Pannek, Smith and Molinelli each disclaim beneficial ownership of shares of Common Stock of the Company that they do not directly own.

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Contact:
Media & Stockholders:
Sard Verbinnen & Co.
Dan Gagnier or Renée Soto, 212-687-8080